                                                                EXHIBIT 99.1

                            RFS HOTEL INVESTORS, INC.
                                   GUS HOTELS

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of RFS Hotel Investors, Inc.

We have audited the accompanying combined balance sheet for certain hotel properties (the "GUS Hotels") described in Note 1 to the financial statements as of December 31, 1995 and the related combined statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the management of the GUS Hotels. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the GUS Hotels as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                        Coopers & Lybrand L.L.P.





Memphis, Tennessee
October 30, 1996

GUS HOTELS
COMBINED BALANCE SHEETS
(in thousands)


                                                            DECEMBER 31,  SEPTEMBER 30,
                                                               1995         1996
                                            ASSETS                       (UNAUDITED)

Investment in Hotel properties:
  Land                                                      $    8,651    $    8,651
  Buildings and improvements                                    40,432        40,432
  Furniture and equipment                                       11,728        13,396
                                                            ----------    ----------

                                                                60,811        62,479
  Accumulated depreciation                                     (15,932)      (17,568)
                                                            ----------    ----------
  Net investment in Hotel properties                            44,879        44,911
Cash and cash                                                    1,614         2,972
Accounts receivable, net                                           408           655
Prepaids and other assets                                          455           362
Deferred costs                                                      62            58
                                                            ----------    ----------
                                                            $   47,418    $   48,958
                                                            ==========    ==========

                   LIABILITIES AND PARTNERS' EQUITY

Accounts payable and accrued expenses                       $    2,252    $    2,501
Notes payable                                                   38,215        32,697
Capitalized lease obligations                                      241           183
                                                            ----------    ----------
        Total liabilities                                       40,708        35,381

Commitments and contingencies
Partners' equity                                                 6,710        13,577
                                                            ----------    ----------


                                                            $   47,418    $   48,958
                                                            ==========    ==========




The accompanying notes are an integral part of these combined financial statements.

GUS HOTELS
COMBINED STATEMENTS OF OPERATIONS
(in thousands)


                                                             FOR THE
                                                            YEAR ENDED   FOR THE NINE MONTHS ENDED
                                                           DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                              1995          1995         1996
                                                                         (UNAUDITED)  (UNAUDITED)
Gross operating revenue:
   Room                                                    $  17,274     $  13,268    $  15,074
   Food and conference                                         4,543         3,494        1,461
   Beverage                                                    1,127           845          234
   Telephone                                                     889           697          697
   Other                                                       1,151           907          762
                                                           ---------     ---------    ---------
       Gross operating revenue                                24,984        19,211       18,228
                                                           ---------     ---------    ---------

Departmental expenses:
   Rooms                                                       4,220         3,207        3,406
   Food and conference                                         3,946         3,041        1,174
   Beverage                                                      763           584          163
   Telephone                                                     347           229          249
   Other                                                         392           302          303
                                                           ---------     ---------    ---------
      Departmental profit                                     15,316        11,848       12,933
                                                           ---------     ---------    ---------

Unallocated operating expenses:
   General and administrative                                  2,915         2,032        2,136
   Franchise fees                                                779           631          583
   Advertising and promotions                                  1,088           798          925
   Utilities                                                     983           757          573
   Repairs and maintenance                                       956           713          667
   Real estate and personal property taxes and insurance       1,001           778          846
   Management fees                                             1,451           877          865
   Interest                                                    3,897         2,848        2,285
   Depreciation and amortization                               1,982         1,467        1,636
                                                           ---------     ---------    ---------
       Total unallocated operating expenses                   15,052        10,901       10,516
                                                           ---------     ---------    ---------
Net income                                                 $     264     $     947    $   2,417
                                                           =========     =========    =========




The accompanying notes are an integral part of these combined financial statements.


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


GUS HOTELS
COMBINED STATEMENTS OF CHANGES IN PARTNERS' EQUITY for the year ended December 31, 1995 and the nine months ended September 30, 1996 (in thousands)


Balance at December 31, 1994                $  2,310
   Contributions                               5,010
   Distributions                                (874)
   Net income                                    264
                                            --------
Balance at December 31, 1995                   6,710
   Contributions (unaudited)                   4,950
   Distributions (unaudited)                    (500)
   Net income (unaudited)                      2,417
                                            --------
Balance at September 30, 1996 (unaudited)   $ 13,577
                                            ========






The accompanying notes are an integral part of these combined financial statements.

GUS HOTELS
COMBINED STATEMENTS OF CASH FLOWS
(in thousands)



                                                                  FOR THE
                                                                YEAR ENDED     FOR THE NINE MONTHS ENDED
                                                               DECEMBER 31,    SEPTEMBER 30,     SEPTEMBER 30,
                                                                 1995            1995            1996
                                                                              (UNAUDITED)     (UNAUDITED)
                                                                -------         -------         -------
Cash flows from operating activities:
   Net income                                                   $   264         $   947         $ 2,417
   Adjustments to econcile net income to net cash provided by operating activities:
     Depreciation                                                 1,863           1,421           1,590
     Amortization                                                   119              46              46
     Changes in assets and liabilities:
       Accounts receivable                                         (121)           (314)           (247)
       Prepaid and other assets                                     201             199              93
       Accounts payable and accrued expenses                        253             470              29
                                                                -------         -------         -------
            Net cash provided by operating activities             2,579           2,769           4,148
                                                                -------         -------         -------

Cash flows from investing activities:
     Additional investments in hotel properties                  (2,074)         (1,051)         (1,662)
                                                                -------         -------         -------
            Net cash  used by investing activities               (2,074)         (1,051)         (1,662)
                                                                -------         -------         -------

Cash flows from financing activities:
   Payment of loan fees                                              (7)                             (2)
   Contributions from partners                                    5,010           2,809           4,950

   Distributions to partners                                       (874)           (459)           (500)
   Proceeds from issuance of debt                                 3,977
   Principal payments on debt                                    (8,173)         (2,990)         (5,518)
   Principal payments on capital lease obligations                 (143)           (107)            (58)
                                                                -------         -------         -------
            Net cash used by financing activities                  (210)           (747)         (1,128)
                                                                -------         -------         -------
            Net increase  in cash and cash equivalents              295             971           1,358
   Cash and cash equivalents:
    Beginning of periods                                          1,319           1,319           1,614
                                                                -------         -------         -------
    End of periods                                              $ 1,614         $ 2,290         $ 2,972
                                                                =======         =======         =======


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for interest in 1995 was $3,774.
   No amounts were paid for income taxes in 1995.







The accompanying notes are an integral part of these combined financial statements.

GUS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS


  1.   ORGANIZATION

       The GUS Hotels (the "Company") consist of the following full service hotels designed for the business or leisure traveler:


                                                                                        NUMBER OF
               OWNING PARTNERSHIP                           HOTEL LOCATION               ROOMS
GUS Enterprises VIII d.b.a. Sheraton Inn Sunnyvale        Sunnyvale, California           174
GUS Enterprises X d.b.a. Sheraton Inn Bakersfield         Bakersfield, California         197
GUS Enterprises XI d.b.a. Sheraton Inn Pleasanton         Pleasanton, California          214
GUS Enterprises XII d.b.a. Sheraton San Jose Hotel        San Jose, California            229

  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF COMBINATION

       The accompanying financial statements include the accounts of the aforementioned limited partnerships. The limited partnerships are under common control and substantially all of the net investment in hotel properties and related assets are anticipated to be sold to RFS Hotel Investors, Inc.

       INVESTMENT IN HOTEL PROPERTIES

       Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets of 40 years for buildings and improvements and 5 years for furniture, fixtures and equipment. Major renewals, betterments and improvements are capitalized. At each reporting period, the Company reviews the carrying value of each hotel property to determine if facts and circumstances exist which would suggest that the investment in the hotel property may be impaired or that the depreciation period should be modified. If facts or circumstances exist which indicate impairment is possible, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel property based on the discounted future cash flows. The Company does not believe that there are any current facts or circumstances indicating impairment of any of its investments in hotel properties at December 31, 1995 or September 30, 1996.

       Expenditures for maintenance and repairs are charged against operations as incurred. Upon disposition, both the asset and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement.

GUS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED




  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       CASH AND CASH EQUIVALENTS

       All highly liquid debt investments with a maturity of three months or less when purchased are considered to be cash equivalents.

       DEFERRED COSTS

       Deferred costs consist primarily of loan costs which are recorded at cost. Amortization of loan costs is computed using the interest method over the life of the related note payable. Accumulated amortization on the deferred costs is $109,000 at December 31, 1995.

       REVENUE RECOGNITION

       Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

       ADVERTISING COSTS

       Advertising costs are expensed as incurred.

       PROVISION FOR INCOME TAXES

       The Company (which is comprised of four individual partnerships) is not a taxable entity for income tax purposes, and thus, no income tax expense has been recorded in the financial statements. Income from the Company is taxed to the partners in their individual returns.

       CONCENTRATION OF CREDIT RISK

       The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



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
GUS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       INTERIM FINANCIAL INFORMATION

       The accompanying unaudited interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

  3.   NOTES PAYABLE

       At December 31, 1995 and September 30, 1996, notes payable consist of the following:


                                                                                    1995                   1996
                                                                               (IN THOUSANDS)         (IN THOUSANDS,
                                                                                                        UNAUDITED)
        Mortgage note payable (San Jose) - monthly installments of
             $162 due through August 15, 2011, including interest based on
             a variable rate (which was 9% at December 31, 1995)            $             19,441   $            14,653

        Mortgage note payable (Pleasanton) - monthly
             installments of $68 due through June 30, 2011, including
             interest based on a variable rate (which was 10.5% at
             December 31, 1995) (the variable rate is limited to a
             maximum of 10.5%)                                                             6,262                 6,277

        Mortgage note payable (Sunnyvale) - monthly
             installments of $55 due through July 1, 2014, including
             interest based on a variable rate (which was 9% at
             December 31, 1995)                                                            6,678                 5,966

        Mortgage note payable (Bakersfield) - monthly
             installments of $41 on a principal balance (as of December
             31, 1995) of $4,483 due through July 20, 2000, including
             interest at a fixed rate of 10.0%; monthly installments of
             $11 represent interest only on a balance of $1,351 due
             through July 20, 2000 at which time the principal balance
             outstanding is due in full                                                    5,834                 5,801
                                                                            --------------------   -------------------
                                                                            $             38,215   $            32,697
                                                                            ====================   ===================

       Substantially all assets of the Company are pledged as collateral on the notes payable.

       Aggregate principal payments for the Company's notes payable as of December 31, 1995 are as follows:

                           YEAR                                                     AMOUNT
                                                                                (IN THOUSANDS)

                           1996                                              $            548
                           1997                                                           647
                           1998                                                           708
                           1999                                                           774
                           2000                                                         2,198
                           Thereafter                                                  33,340
                                                                             ----------------
                                                                             $         38,215
                                                                             ================

GUS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED



  3.   NOTES PAYABLE, CONTINUED

       The Company made a payment of approximately $4,500,000 on the outstanding San Jose mortgage note payable during 1996. This payment was not required under the provisions of the debt agreement.

  4.   COMMITMENTS AND CONTINGENCIES

       The Company leases various equipment under noncancelable capital lease agreements expiring at varying intervals through 1998. The future minimum rental payments required under these leases as of December 31, 1995 are as follows:


                           YEAR                                                     AMOUNT
                                                                                (IN THOUSANDS)

                           1996                                              $                96
                           1997                                                               99
                           1998                                                               46
                                                                             -------------------

                                                                             $               241
                                                                             ===================


       Rental expense was approximately $66,000 for the year ended December 31, 1995.

       The franchise licenses held by the Company require the payment of certain franchise and marketing fees to the franchisor. Three of the four hotels entered into new franchise agreements in 1995. The fees required under the new agreements increase annually in 1% increments from 1% in 1995 to 5% in 1999. The fees are generally based on a percentage of room revenue.

       The Company's Pleasanton hotel is subject to a special tax assessment related to certain interstate exchanges and other highway and road improvements. The special tax assessment is used by the local taxing authorities to pay a portion of its principal and interest payments on the bonds used to finance the improvements. The special assessment for the year ended December 31, 1995 was approximately $206,000.

       The Company has two employee benefit plans with one participant in each respective plan. One plan is a defined contribution plan and provides for contributions by the Company based on a percentage of the participants' annual earnings. The other plan provides for payments of $27,000 per year through 2002.

GUS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED



  5.   DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

       CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

       The carrying amount approximates fair value because of the short maturity of those instruments.

       NOTES PAYABLE

       The fair value of the Company's notes payable is based on the current rates offered to the Company for similar debt instruments of the same remaining maturities.

       The estimated fair value of the Company's financial instruments is as follows:


                                                                                             DECEMBER 31, 1995
                                                                                     ---------------------------------
                                                                                         CARRYING            FAIR
                                                                                          AMOUNT            VALUE
                                                                                               (IN THOUSANDS)

        Cash and cash equivalents                                                    $         1,614   $         1,614
        Notes payable                                                                         38,215            38,215

  6.   RELATED PARTY TRANSACTIONS

       The Company has management agreements covering the operations of each hotel with Tamalpa's Hotel Services Corporation ("THS") which expire in 1999. Certain partners of the Company are officers or shareholders of THS. The management agreements provide for the payments of a fee based upon a percentage of each hotel's total revenue. Management fees charged to the Company by THS were $1,451,000 in 1995.

       The mortgage note payable for the Bakersfield hotel is held by Bakersfield Partners ("BP"). Certain partners of the Company are also partners of BP. Included in accounts payable and accrued expenses at December 31, 1995 is approximately $60,000 of accrued interest related to the Bakersfield note. Interest charged on the Bakersfield note was approximately $247,000 in 1995.

       The mortgage notes payable on the Sunnyvale, Pleasanton and San Jose properties are guaranteed by a partner of the Company.

       During 1995, the Company leased one of its restaurants to a third party. The lease term is 10 years and requires minimum payments to the Company of $75,000 per year.

GUS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED



  7.   SUBSEQUENT EVENTS

       During 1996, three of the four hotels entered into agreements to lease their respective restaurants to third parties. The terms of the agreements provide for the payment of base rents and additional rent based on a percentage of restaurant revenue exceeding defined thresholds.




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